EXHIBIT 99.2

                         AMENDMENT NO. 1 TO RIGHTS AGREEMENT

                  AMENDMENT NO. 1, dated as of October 26, 1997 (this "Amend-ment"), to the Rights Agreement, dated as of October 22, 1996 (the "Rights Agreement"), between Eagle Financial Corp., a Delaware corpo-ration (the "Company"), and The First National Bank of Boston, as rights agent (the "Rights Agent").

                                      WITNESSETH

                  WHEREAS, the Company and the Rights Agent have previously entered into the Rights Agreement; and

                  WHEREAS, no Distribution Date (as defined in Section 3(a) of the Rights Agreement) has occurred as of the date of this Amendment; and

                  WHEREAS, Section 27 of the Rights Agreement provides that the Company may from time to time supplement or amend the Rights Agreement in accordance with the terms of Section 27; and

                  WHEREAS, the Company and Webster Financial Corporation, a Delaware corporation ("Webster"), have entered into an Agreement and Plan of Merger, dated as of October 26, 1997 (the "Merger Agreement"), pursuant to which the Company will merge with and into Webster with Webster as the surviving corporation in the merger; and

                  WHEREAS, in connection with the Merger Agreement, the Company and Webster have entered into a Stock Option Agreement, dated as of October 26, 1997, pursuant to which the Company has granted to Webster an option to purchase certain shares of the Company's Common Stock under certain circumstances and upon certain terms and condi-tions; and

                  WHEREAS, the Board of Directors has determined that the transactions contemplated by the Merger Agreement are in the best interests of the Company and its stockholders; and

                  WHEREAS, the Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement to exempt the Merger Agreement, the Option Agreement and the transactions contemplated thereby (including, without limita-tion, the option granted pursuant to the Option Agreement) from the application of the Rights Agreement; and

                  WHEREAS, the Board of Directors of the Company has approved and adopted this Amendment and directed that the proper officers take all appropriate steps to execute and put into effect this Amendment.

                  NOW, THEREFORE, the Company hereby amends the Rights Agree-ment as follows:

                  1. Section 1(a) of the Rights Agreement is hereby amended by inserting the following proviso at the end thereof;

                  "; provided, however, that, until the termination of the Merger Agreement and the Stock Option Agreement (each as defined below) in accordance with their respective terms, neither Webster Fi-nancial Corporation, a Delaware corporation ("Web-ster"), nor any Affiliate or Associate of Webster (collectively with Webster, the "Webster Parties") shall be deemed to be an Acquiring Person by vir-tue of the fact that Webster is the Beneficial Owner solely of shares of Common Stock (i) of which any Webster Party is or becomes the Benefi-cial Owner by reason of the approval, execution or delivery of the Agreement and Plan of Merger, dated as of October 26, 1997, by and between the Company and Webster, as may be amended from time to time (the "Merger Agreement"), or the Stock Option Agreement, dated as of October 26, 1997, between the Company, as issuer, and Webster, as grantee, as may be amended from time to time (the "Stock Option Agreement"), or by reason of the consummation of any transaction contemplated in the Merger Agreement, the Stock Option Agreement or both, (ii) of which any Webster Party is the Beneficial Owner on the date hereof, (iii) of which any Webster Party becomes the Beneficial Owner after the date hereof, provided, however, that the aggregate number of shares of Common Stock which may be Beneficially Owned by the Web-ster Parties pursuant to this clause (iii) shall not exceed 1% of the shares of Common Stock out-standing, (iv) acquired in satisfaction of debts contracted prior to the date hereof by any Webster Party in good faith in the ordinary course of such Webster Party's banking business, (v) held by any Webster Party in a bona fide fiduciary or deposi-tory capacity, or (vi) owned in the ordinary course of business by either (A) an investment company registered under the Investment Company Act of 1940, as amended, or (B) an investment account, in either case for which any Webster Party acts as investment advisor."

                  2. Section 11(a)(ii)(A) of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

                  "any Person shall at any time after the Rights Dividend Declaration Date become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof; or"

                  3. Section 13 of the Rights Agreement is hereby amended to add the following subsection (e) at the end thereof:

                  "Notwithstanding any other provision of this Agreement, at the Effective Time (as defined in the Merger Agreement), the Common Stock will be converted into the consideration pro-vided for in the Merger Agreement, and all Rights attached thereto shall simultaneously be extinguished with no addi-tional consideration being paid on account thereof."

                  4. Section 15 of the Rights Agreement is hereby modified and amended to add the following sentence at the end thereof:

                  "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement in connec-tion with any transactions contemplated by the Merger Agree-ment or the Stock Option Agreement."

                  5. This Amendment shall be deemed to be in force and effective immediately prior to the execution and delivery of the Merger Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffect-ed hereby.

                  6. Capitalized terms used in this Amendment and not defined herein shall have the meanings assigned thereto in the Rights Agreement.

                  7. This Amendment may be executed in any number of coun-terparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  8. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


        ATTEST:                            EAGLE FINANCIAL CORP.


        By: /s/ Kenneth Burns              By: /s/ Robert J. Brittan
          Name:  Kenneth Burns               Name:  Robert J. Brittan
          Title: Vice President              Title: President and CEO


        ATTEST:                            THE FIRST NATIONAL BANK OF BOSTON


        By: /s/ Peg Preutis                By: /s/ Carol Mulvey-Eori
          Name:  Peg Preutis                 Name:  Carol Mulvey-Eori
          Title: Director, Client Services   Title: Director, Client Services